UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2014, Joseph M. Rigby, the Chairman, President and Chief Executive Officer of Pepco Holdings, Inc. (PHI), notified the Board of Directors of PHI (the Board) that he intends to step down from his position as President and Chief Executive Officer of PHI at the end of 2014, following the selection of his successor. Thereafter, to assist with the transitioning of his leadership positions, Mr. Rigby will continue to be employed by PHI through May 1, 2015, and will continue to serve as executive Chairman of the Board through the date of PHI’s 2015 annual meeting of stockholders.

The non-management members of the Board have undertaken a nationwide search for suitable candidates to replace Mr. Rigby as President and Chief Executive Officer. The candidate search is to be led by Lester P. Silverman, Chairman of the Finance Committee of the Board. The Board has also engaged Russell Reynolds Associates, an executive recruiting firm, to assist it in connection with this executive search process.

On January 27, 2014, PHI issued a press release relating to the announcement that Mr. Rigby intends to step down from his position as President and Chief Executive Officer of PHI, as described in this Current Report on Form 8-K. A copy of this press release has been filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description of Exhibit

	99	Pepco Holdings, Inc. Press Release, dated January 27, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	January 27, 2014	/s/ FRED BOYLE
Name: Frederick J. Boyle Title: Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibits Filed Herewith

Exhibit No.	Description of Exhibit
99	Pepco Holdings, Inc. Press Release, dated January 27, 2014

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